UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

OCEAN SHORE HOLDING CO.
(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226
(Address of principal executive offices) (Zip Code)

(609) 399-0012
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)   The annual meeting of stockholders of Ocean Shore Holding Co. was held on June 30, 2010.

(b)   The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.     The following individuals were elected as directors, for the term reflected below, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes

For a term ending in 2011:
Sylva A. Bertini	5,357,009	266,155	1,269,298
Christopher J. Ford	5,355,400	267,764	1,269,298
John L. Van Duyne, Jr.	5,355,488	267,676	1,269,298

For a term ending in 2012:
Frederick G. Dalzell, MD	5,284,878	338,286	1,269,298
Robert A. Previti, Ed.D.	5,354,433	268,731	1,269,298

For a term ending in 2013:
Steven E. Brady	5,357,733	265,431	1,269,298
Samuel R. Young	5,357,907	265,257	1,269,298

2.    The Ocean Shore Holding Co. 2010 Equity Incentive Plan was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
4,773,564	799,595	50,004	1,269,299

3.    The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the fiscal year ending
December 31, 2010 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
6,732,181	134,373	25,908

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO. (Registrant)

Date: July 1, 2010	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer